As filed with the Securities and Exchange Commission on May 3, 1999
                                                      Registration No. 000-22731

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-3
                        Registration Statement Under the
                             Securities Act of 1933

                                 --------------

                                MINERA ANDES INC.
             (Exact name of registrant as specified in its charter)

                                 --------------

               ALBERTA, CANADA                               NONE
        (State or other jurisdiction                   (I.R.S. Employer
      of incorporation or organization)               Identification No.)

                              3303 N. Sullivan Road
                                Spokane, WA 99216
                           (509) 921-7322 (telephone)
                           (509) 921-7325 (facsimile)
                 (Address, including zip code, and telephone and
                   facsimile numbers, including area code, of
                    registrant's principal executive offices)

                                 --------------

                                Allen V. Ambrose
                                Minera Andes Inc.
                              3303 N. Sullivan Road
                                Spokane, WA 99216
                           (509) 921-7322 (telephone)
                           (509) 921-7325 (facsimile)
                       (Name, address, including zip code,
               and telephone and facsimile numbers, including area
                           code, of agent for service)

                                    Copy to:
                                 Ronald J. Lone
                                 Stoel Rives LLP
                          One Union Square, 36th Floor
                              600 University Street
                             Seattle, WA 98101-3197
                           (206) 624-0900 (telephone)
                           (206) 386-7500 (facsimile)

        Approximate date of commencement of proposed sale to the public:
      From time to time after this registration statement becomes effective

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with a dividend or interest reinvestment plan, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

======================================================================================================
Title of Each          Amount               Proposed Maximum       Proposed Maximum       Amount of
Class of Securities    to be                Offering Price Per     Aggregate Offering     Registration
Registered             Registered           Share(1)               Price(1)               Fee
-------------------    ----------           ------------------     ------------------     ------------
Common Stock,          5,100,000 shares     $0.39                  $1,989,000.00          $553
no par value
======================================================================================================
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), under the Securities Act of 1933, as amended, based on an estimated market price of $.39, which is the average of the high and low prices for the Common Stock on the Nasdaq OTC Bulletin Board April 30, 1999.


--------------------------------------------------------------------------------
The Registrant agrees that the Securities and Exchange Commission may consider it to have filed an amendment to this Registration Statement on the date necessary to delay this Registration Statement's effective date until either (1) the Registrant files an amendment specifically stating that this Registration Statement shall become effective under Section 8(a) of the Securities Act of 1933, as amended; or (2) until the date that the Securities and Exchange Commission declares this Registration Statement to be effective.
--------------------------------------------------------------------------------

PROSPECTUS
Subject to Completion
dated May 3, 1999



                                MINERA ANDES INC.

                        5,100,000 Shares of Common Stock


MINERA ANDES INC.                 Minera Andes is engaged in the exploration and
3303 N. Sullivan Road        development of mineral properties located in the
Spokane, WA 99216            Republic of Argentina.
(509) 921-7322
                                  In this Prospectus, N.A. Degerstrom, Inc.
                             ("Degerstrom" or the "Selling Shareholder") is offering to sell up to 5,100,000 shares of Minera
                             Andes' Common Stock. Degerstrom may offer the shares to the public on one or more exchanges, in privately negotiated transactions, or otherwise, at prices computed as follows:

MINERA ANDES' COMMON              o   fixed prices;
STOCK is listed on The            o   then-current market prices;
Alberta Stock Exchange            o   prices computed with formulas based on
under the symbol "MAI,"               then current market prices; or
and on the Nasdaq OTC             o   negotiated prices.
Bulletin Board under
the symbol "MNEAF."               Minera Andes will not receive any proceeds
                             from the sale of the shares.

                         -------------------------------

     This investment involves a high degree of risk. You should purchase the shares only if you can afford a complete loss. See "Risk Factors" beginning on page 5 before purchasing the shares.

--------------------------------------------------------------------------------
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the shares, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------


                            _________________, 1999.

--------------------------------------------------------------------------------
     Prospective investors may rely only on information contained in this Prospectus. Neither Minera Andes nor the Selling Shareholder have authorized any person to provide prospective investors with information different from that contained in this Prospectus. This Prospectus is not an offering in any jurisdiction where such offering is not permitted. The information contained in this Prospectus is correct only as of the date of the Prospectus, regardless of the time of the delivery of this Prospectus or any sale of the shares.
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


     Section                                                          Page
     -------                                                          ----
     The Business of Minera Andes ....................................   3
     Incorporation of Certain Documents by Reference .................   3
     Available Information ...........................................   4
     Risk Factors ....................................................   5
     Selling Shareholder .............................................   9
     Plan of Distribution ............................................   9
     Experts .........................................................  10
     Indemnification for Securities Act Liabilities...................  10

                          THE BUSINESS OF MINERA ANDES

     Minera Andes Inc. ("Minera Andes" or the "Corporation") is engaged in the exploration and development of mineral properties located in the Republic of Argentina. The Corporation's strategy is:

o    to identify and acquire properties with promising mineral potential,
o    to explore them to an advanced stage or to the feasibility study stage, and
o to pursue development of the properties, typically through joint ventures or other collaborative arrangements with partners that have expertise in mining operations.

     The Corporation's business grew out of a program begun by Degerstrom, a contract mining company based in Spokane, Washington, to identify properties in Argentina that possessed promising mineral potential. Beginning in 1991, Degerstrom identified a number of areas believed to have exploration potential based on the study of available remote sensing satellite data and experience gained from drilling work.

     Degerstrom then began the process of filing applications for exploration concessions with the provincial governments in Argentina and negotiating option agreements with private landowners. Degerstrom incorporated the Corporation in 1994 in Alberta, Canada and conveyed these property interests to the Corporation.

     Degerstrom provides management services to the Corporation and acts as operator of the Corporation's properties and projects pursuant to an operating agreement entered into in March 1995 (the "Operating Agreement"). Under the Operating Agreement, Degerstrom operates and manages exploration of the Corporation's properties and provides related offsite administrative assistance as required. In exchange for these services, the Corporation reimburses Degerstrom for its direct out-of-pocket and certain allocated indirect costs and expenses, and pays Degerstrom a management fee of 15% of its total costs.

     The Corporation's current property interests consist of mineral rights and applications for mineral rights covering approximately 210,000 hectares in six provinces of Argentina including:

o    option to purchase contracts,
o    exploration and mining agreements, and
o    applications for exploration concessions.

     The Corporation's properties are all early stage exploration prospects. No proven or probable mineral reserves have been identified at this time.

     The Corporation is organized under the laws of Alberta, Canada. The head office and principal business address of the Corporation is located at 3303 North Sullivan Road, Spokane, Washington, 99216. The registered address of the Corporation is 1600, 407 2nd Street S.W., Calgary, Alberta, T2P 2Y3 Canada.

                                 --------------


                            INCORPORATION OF CERTAIN
                             DOCUMENTS BY REFERENCE

     The SEC allows the Corporation to "incorporate by reference" the information we file with them, which means that the Corporation can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that the Corporation files later with the SEC will automatically update and supersede previously filed information, including information contained in this document.

     The Corporation incorporates by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering has been completed:

     (a) The Corporation's Annual Report on Form 10-KSB for the year ended December 31, 1998;

     (b) All other reports filed by the Corporation pursuant to sections 13(a), 13(c), 14, or 15(d) of the Exchange Act since the end of the fiscal year ended December 31, 1998; and

     (c) The description of the Corporation's Common Stock contained in the Corporation's Registration Statement on Form 10-SB (Registration No. 000-22731), filed June 20, 1997, including any amendment or report filed for the purpose of updating such description.

You may request free copies of these filing by writing or telephoning us at the following address:

         Allen V. Ambrose
         Minera Andes Inc.
         3303 N. Sullivan Road
         Spokane, WA  99216
         (509) 921-7322

You may also review and/or download free copies of the above materials at the SEC web site at http://www.sec.gov.


                              AVAILABLE INFORMATION

     The Corporation files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a copying fee, by writing to the Public Reference Section of the SEC, Washington, D.C. 20549.

     The Corporation has filed a Registration Statement on Form S-3 with the SEC in which it registered the shares offered by Degerstrom in this Prospectus for resale. This Prospectus, which forms part of the Registration Statement, does not contain all of the information included in the Registration Statement. Certain information is omitted and you should refer to the Registration Statement and its exhibits. With respect to references made in this Prospectus to any contract or other document of the Corporation, such references are not necessarily complete and you should refer to the exhibits attached to the Registration Statement for copies of the actual contract or document. You may review a copy of the Registration Statement at the SEC's public reference room in Washington, D.C., and at the SEC's regional offices in Chicago, Illinois and New York, New York. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Corporation's SEC filings and the Registration Statement can also be reviewed by accessing the SEC's Internet site at http://www.sec.gov.

                                  RISK FACTORS

     ---------------------------------------------------------------------
          You should carefully consider the following factors and other information in this Prospectus before deciding to invest in shares of the Corporation's common stock. You should not purchase any of the shares unless you can afford a complete loss of your investment.
     ---------------------------------------------------------------------

     History of Losses. The Corporation was founded in 1994 and a majority of its properties are early exploration stage properties. The Corporation has experienced net losses in each year of operations and expects to incur further losses in the near term. There can be no assurance that the Corporation will become profitable in the near future or any other time. The success of the Corporation will depend on its ability to explore and develop these properties, the expertise of its management, the quality of its properties and its ability to raise the necessary capital or enter into all necessary joint venture arrangements to bring its properties into production.

Risks Inherent in Minerals Exploration. There are a number of uncertainties inherent in any exploration or development program including:

o    the location of economic ore bodies,
o    the development of appropriate metallurgical processes, and
o    the receipt of necessary governmental permits.

Substantial expenditures may be required to pursue such exploration and, if warranted, development activities. Assuming discovery of an economic ore body and depending on the type of mining operation involved, several years may elapse from the initial stages of development until commercial production is commenced.

     New projects frequently experience unexpected problems during the exploration and development stages that frequently result in abandonment of the properties as potential development projects. Most exploration projects do not result in the discovery of minable deposits of ore. There can be no assurance that the Corporation's exploration efforts will yield reserves or result in any commercial mining operations.

     Many of the properties that the Corporation intends to explore in Argentina are the subject of applications for concessions, many of which have not yet been granted. The filing of an application for concession grants the holder the exclusive right to obtain the concession conditioned on the outcome of the approval process. The approval process is an administrative procedure under the authority of the Argentine Province in which the property is located. The process includes a public notice and approval procedure allowing third parties to give notice of opposition or prior claim, if any, before the title to the concession is granted. The approval process may take many months to complete. Although the Corporation believes that it has taken all necessary steps with respect to the application, approval and registration process for the property concessions it has currently applied for and property transactions to which it is a party, there is no assurance that any or all applications will result in issued concessions or that the public registrations will be timely approved.

     Risks Inherent in the Mining Industry. Mining projects are highly speculative and involve substantial risks, even when conducted on properties known to contain significant quantities of mineralization. Mining projects are subject to a variety of laws and regulations relating to:

o    exploration,
o    development,
o    employee safety, and
o    environmental protection

     Mining activities are subject to substantial operating hazards including rock bursts, cave-ins, fires and flooding, some of which are not insurable or may not be insured for economic reasons. The Corporation currently has no insurance against such risks. The Corporation may also incur liability as a result of pollution and other casualties involved in the drilling and mining of ore. There may be limited availability of water and power, which are essential to mining operations, and interruptions may be caused by adverse weather conditions.

     The Corporation, or its joint venture or investment partners, must obtain necessary governmental approvals and make necessary capital expenditures before production may commence on most of its projects. Bringing projects into production will also require significant capital expenditures. The Corporation may obtain funds for a portion of these capital expenditures from joint venture or investment partners. However, there can be no assurance that the Corporation's joint venture or investment partners will provide such funds or that project financing will be available to the Corporation on acceptable terms. The number of potential sources of third-party project financing for mining projects is limited.

     Competition. A large number of companies, many of which are significantly larger and have greater financial and technical resources than the Corporation, compete in the acquisition, exploration and development of mining properties. These competitive pressures may have a material adverse effect on the Corporation's operations and financial performance.

     Need for Additional Capital. The exploration and, if warranted, development of the Corporation's properties will require substantial financing. The Corporation's ability to obtain additional financing will depend, among other things, on the price of gold, silver, copper and other metals and the industry's perception of their future price. Therefore, availability of funding depends largely on factors outside of the Corporation's control, and cannot be accurately predicted. Failure to obtain sufficient financing could result in delay or indefinite postponement of exploration, development or production on any or all of the Corporation's projects or loss of properties. For example, certain of the agreements pursuant to which the Corporation has the right to conduct exploration activities carry work commitments which, if not met, could result in the Corporation losing its right to acquire an interest in the subject property. There can be no assurance that additional capital or other types of financing will be available when needed or that, if available, the terms of such financing will be favorable to the Corporation.

     Foreign Operations. All of the Corporation's properties are located in Argentina. Argentina has recently emerged from periods of political and economic instability. While current indications are that such instability is diminishing, there are no guarantees that this will continue. Foreign properties, operations and investments may be adversely affected by local political and economic developments, including:

o    nationalization,
o    exchange controls,
o    currency fluctuations,
o    taxation,
o    local laws or policies, and
o laws and policies of the United States and Canada affecting foreign trade, investment and taxation.

     It is important that the Corporation maintain good relationships with the governments in Argentina. The Corporation may not be able to maintain such relationships if the governments change. Argentina has and is developing new bodies of law that will impact the conduct of business generally and mining operations in particular. Future laws (including tax laws) could have a material adverse effect on the conduct of the Corporation's business and mining operations.

     Difficulties in Developing Remote Areas. Many of the areas in which the Corporation is conducting exploration and, if warranted, development activities are in particularly remote and mountainous regions, with limited infrastructure and limited access to essential resources. Exploration or development projects in these areas may require the Corporation or its joint venture partners to develop power sources, transportation systems and communications systems, and to secure adequate supplies of fuel, machinery, equipment and spare parts. Consequently, exploration and development in these areas is particularly difficult, requiring significant capital expenditures, and may be subject to cost over-runs or unanticipated delays.

     Fluctuation in the Price of Minerals. The market price of minerals is volatile and beyond the control of the Corporation. If the price of a mineral should drop dramatically, the value of the Corporation's properties which are being explored or developed for that mineral could also drop dramatically and the Corporation might not be able to recover its investment in those properties. The decision to put a mine into production, and the commitment of the funds necessary for that purpose, must be made long before the first revenues from production will be received. Price fluctuations between the time that such a decision is made and the commencement of production can completely change the economics of the mine.

     Although it is possible to protect against price fluctuations by hedging in certain circumstances, the volatility of mineral prices represents a substantial risk in the mining industry generally which no amount of planning or technical expertise can eliminate. The Corporation has not in the past and does not expect in the future to engage in hedging transactions that in certain circumstances could protect against price fluctuations. Such price fluctuations could have a material adverse effect on the Corporation's business and results of operations.

     Environmental and Other Laws and Regulations. Mining operations and exploration activities in Argentina are subject to various federal, provincial and local laws and regulations governing:

o    mineral rights,
o    exploration, development and mining,
o    exports,
o    taxes,
o    labor,
o    protection of the environment, and
o    other matters.

     Compliance with such laws and regulations may necessitate significant capital outlays, materially affect the economics of a given project, or cause material changes or delays in the Corporation's intended activities. The Corporation has obtained or is in the process of obtaining authorizations currently required to conduct its operations. New or different standards imposed by governmental authorities in the future, or amendments to current laws and regulations governing operations and activities of mining companies or more stringent implementation thereof, could have a material adverse impact on the Corporation's business and results of operations.

     Single Controlling Shareholder. Degerstrom beneficially owns approximately 26% of the outstanding voting securities of the Corporation. Degerstrom therefore can exert significant influence in the election of the Corporation's directors and have substantial voting power with respect to other matters submitted to a vote of the shareholders. The interests of Degerstrom with respect to any transaction involving actual or potential change in control of the Corporation or other transactions may differ from those of the Corporation's other shareholders.

     Conflicts of Interest. Allen V. Ambrose, the Corporation's President and a director, and certain other directors and officers of the Corporation are also directors, officers or employees of Degerstrom, and of other natural resource and mining companies. As a result, conflicts may arise between the obligations of these directors to the Corporation and to these other entities. Certain directors and officers of the Corporation have other employment or other business or time restrictions placed on them and accordingly, these directors and officers may not be able to devote full time to the affairs of the Corporation.

     Transactions With Degerstrom. The Operating Agreement between the Corporation and Degerstrom is not the result of arm's-length negotiations between independent parties. There can be no assurance that the Operating Agreement or any future agreements will contain terms comparable to those that would have resulted from negotiations between unaffiliated parties. Such agreements may be amended by the Corporation and Degerstrom, by mutual agreement. Degerstrom is not required to devote its personnel and resources exclusively to, or for the benefit of, the Corporation. There can be no assurance that the services to be provided by Degerstrom under the Operating Agreement will be available to the Corporation at all times.

     Dependence on Key Personnel. The Corporation's success will be dependent upon the services of certain executive officers, including Allen Ambrose and Brian Gavin, who are also employees of Degerstrom. Degerstrom pays compensation and provides other benefits to these individuals. The Corporation does not have employment contracts with nor does it maintain key person life insurance for Mr. Ambrose or Mr. Gavin. There can be no assurance that the Corporation will retain its key personnel.

     Limited Trading Market For Liquidating Investment. There currently is a limited trading market for the Corporation's securities. There is no assurance that an active trading market will ever develop. Investment in the Corporation is not suitable for any investor who may have to liquidate such investment on a timely basis and should only be considered by investors who are able to make a long-term investment in the Corporation.


     ----------------------------------------------------------------------
                     Special Note Regarding Forward-Looking
                                   Statements

          Some of the statements contained in this Prospectus discuss future expectations, contain projections or results of operations or financial condition or state other "forward-looking" information. These statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ from those contemplated by the statements and, therefore, these statements are not guarantees of Minera Andes' future performance.
     ----------------------------------------------------------------------

                            SELLING SHAREHOLDER


     All of the 5,100,000 shares offered by this Prospectus are owned by Degerstrom. Degerstrom initially acquired 4,000,000 shares of the Corporation in connection with its conveyance of certain properties to the Corporation in 1995. See, "The Business of Minera Andes." In January 1996, Degerstrom entered into a subscription agreement with the Corporation for 500,000 units of the Corporation, with each unit consisting of one share of Common Stock and a warrant to purchase an additional share of Common Stock. In July 1996, Degerstrom received the 500,000 shares and exercised the 500,000 warrants. Degerstrom purchased on the open market an additional 100,000 shares in August 1998 in separate transactions of 75,000 and 25,000 shares.

     Degerstrom is the Corporation's controlling shareholder, owning approximately 26% of the Corporation's outstanding Common Stock. Since 1995, Degerstrom has provided management services to the Corporation and has operated the Corporation's properties under the Operating Agreement. See, "The Business of Minera Andes." In addition, certain directors and officers of the Corporation are also directors, officers or employees of Degerstrom. See, "Risk Factors - Single Controlling Shareholder and Transactions With Degerstrom; Dependence on Key Personnel."

     The following table sets forth certain information given to the Corporation by the Selling Shareholder as of April 16, 1999.

                           Shares of Common Stock
Selling Shareholder        Beneficially Owned            Shares Offered for Sale
-------------------        ------------------            -----------------------

N.A. Degerstrom, Inc.      5,100,000                     5,100,000


         If all of the shares being offered are sold, the Selling Shareholder will not own any shares of Common Stock after the completion of the Offering. However, the Selling Shareholder is not obliged to sell any of the shares offered by it in this Prospectus.


                              PLAN OF DISTRIBUTION

     The shares offered in this Prospectus may be sold from time to time by the Selling Shareholder, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges, in privately negotiated transactions, or otherwise at market prices then prevailing or at prices related to the then-current market price, at fixed prices that may be changed, or at negotiated prices. The shares may be sold to or through brokers or dealers, who may act as agent or principal, or in direct transactions between the Selling Shareholder and purchasers.

     Transactions involving brokers or dealers may include:

     o    ordinary brokerage transactions,
     o    transactions in which the broker or dealer solicits purchasers,
     o block trades in which the broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, and

     o purchases by a broker or dealer as a principal and resale by such broker or dealer for its account.

In effecting sales, brokers and dealers engaged by the Selling Shareholder or the purchasers of the shares may arrange for other brokers or dealers to participate. Such brokers or dealers may receive discounts, concessions or commissions from the Selling Shareholder, the purchasers of the shares for whom such broker or dealer may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker or dealer may be in excess of customary commissions). The Selling Shareholder and such brokers and dealers who act in connection with the sale of shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on any resale of the shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act.

     Including and without limiting the foregoing, in connection with distributions of the shares, the Selling Shareholder may enter into hedging transactions with brokers or dealers and the brokers or dealers may engage in short sales of the shares in the course of hedging the positions they assume with the Selling Shareholder. The Selling Shareholder also may enter into option or other transactions with brokers or dealers that involve the delivery of the shares to the brokers or dealers, who may then resell or otherwise transfer such shares. The Selling Shareholder also may loan or pledge the shares to a broker or dealer and the broker or dealer may sell the shares so loaned or upon default may sell or otherwise transfer the pledged shares.

     The Corporation is bearing all costs relating to the registration of the shares. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Shareholder, the purchasers participating in such transaction, or both. None of the proceeds from the sale of the shares by the Selling Shareholder will be received by the Corporation.

     Any shares covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act") may be sold under Rule 144 rather than pursuant to this Prospectus.


                                     EXPERTS

     The consolidated balance sheets as of December 31, 1998 and 1997, and the consolidated statements of operations and accumulated deficit, mineral properties and deferred exploration costs, and changes in financial position for the years then ended, incorporated by reference in this prospectus, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The consolidated balance sheet as of December 31, 1996, and the consolidated statements of operations and accumulated deficit, mineral properties and deferred exploration costs, and changes in financial position for the year then ended, incorporated by reference in this prospectus, have been incorporated herein in reliance on the report of MacKay & Partners, independent accountants, given on the authority of that firm as experts in accounting and auditing.


                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to its Bylaws, Articles of Incorporation, or otherwise, the Corporation has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     All expenses in connection with the issuance and distribution of the shares will be paid by the Corporation. The following is an itemized statement of these expenses (all amounts are estimated except for the SEC registration fee:

        SEC registration fee................................   $   553

        Legal fees..........................................   $ 4,000

        Accountant's fees...................................   $   500

        Printing fees.......................................   $     0

        Taxes...............................................   $     0

        Miscellaneous......................................    $   250

        Total...............................................   $ 5,303


Item 15. Indemnification of Officers and Directors.

     The Bylaws of the Corporation provide that no director or officer shall be personally liable for acts or omissions in the exercise of the powers and discharge of the duties of his or her office, excluding liability arising from such director's or officer's wilful neglect. In addition, the Bylaws provide that the Corporation shall indemnify a director or officer, former director or officer, and persons acting as director or officer of another company in which the Corporation is a shareholder at the request of the Corporation, against all monetary liabilities arising with respect to any action or proceeding to which such director or officer is a party, provided that the director or officer acted honestly and in good faith with a view to the best interests of the Corporation, and in the event of a criminal proceeding, that the director or officer had reasonable grounds for believing that his or her conduct was lawful. The Bylaws also provide that the Corporation may purchase and maintain insurance for the benefit of officers or directors against liabilities arising as a result of the Corporation's indemnification obligations. The limits on director and officer liability, the indemnification of directors and officers, and the purchase of insurance against indemnification liabilities provided for in the Bylaws of the Corporation are all subject to restrictions under the Business Corporations Act, Alberta, as amended.

Item 16.    Exhibits.

Exhibit
Number      Description
-------     -----------

  2.1 Asset and Share Acquisition Agreement between MASA, NADSA, the Corporation, Degerstrom, Brian Gavin, Jorge Vargas and Enrique Rufino Marzari Elizalde, dated March 8, 1995, as amended on April 19, 1996. (1)

  5.1       Opinion on Legality.

  23.1      Consent of PricewaterhouseCoopers LLP.

  23.2      Consent of Mackay & Partners.

  24.1      Power of Attorney.

--------------

(1) Incorporated by reference to the Corporation's Registration Statement on Form 10-SB (Registration No. 000-22731), filed June 20, 1997.


Item 17. Undertakings.

     (a)  The Corporation hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any additional or changed material information with respect to the plan of distribution;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act.

          (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on May 3, 1999.

                                       MINERA ANDES INC.


                                       By: /s/ ALLEN V. AMBROSE
                                           -------------------------------------
                                           Allen V. Ambrose
                                           President

     KNOW BY ALL THESE PRESENTS that each person whose signature appears below hereby authorizes and appoints Allen V. Ambrose and Allan J. Marter, and each of them, with full power of substitution and full power to act without the other, as such person's true and lawful attorney-in-fact and agent to act in such person's name, place and stead and to execute in the name and on behalf of each file, any and all amendments to this Registration Statement, including any and all post effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 3, 1999.


/s/ ALLEN V. AMBROSE                      /s/ JOHN JOHNSON CRABB
-------------------------------------     -------------------------------------
Allen V. Ambrose, President and           John Johnson Crabb, Director
Director (Principal Executive
Officer)


/s/ ARMAND HANSEN
-------------------------------------     -------------------------------------
Armand Hansen, Director                   A.D. Drummond, Director



/s/ ALLAN J. MARTER                       /s/ BONNIE L. KUHN
-------------------------------------     -------------------------------------
Allan J. Marter                           Bonnie L. Kuhn, Director
Chief Financial Officer and Director
(Principal Financial and Accounting
Officer)

                                  Exhibit Index
Exhibit
Number        Description
-------       -----------

  2.1 Asset and Share Acquisition Agreement between MASA, NADSA, the Corporation, Degerstrom, Brian Gavin, Jorge Vargas and Enrique Rufino Marzari Elizalde, dated March 8, 1995, as amended on April 19, 1996. (1)

  5.1         Opinion on Legality.

  23.1        Consent of PricewaterhouseCoopers LLP.

  23.2        Consent of Mackay & Partners.

  24.1        Power of Attorney.

--------------

(1) Incorporated by reference to the Corporation's Registration Statement on Form 10-SB (Registration No. 000-22731), filed June 20, 1997.